UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2015
________________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts (Address of principal executive offices)		01748 (Zip Code)
Registrant's telephone number, including area code: (508) 435-1000

N/A
(Former Name or Former Address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 29, 2015, EMC Corporation (“EMC”) issued a press release announcing financial results for the quarter and full fiscal year ended December 31, 2014. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05. Cost Associated with Exit or Disposal Activities.

On January 28, 2015, EMC management approved a restructuring plan.  The plan consists of a reduction in force which will be substantially completed by the end of the first quarter of 2015 and fully completed by the end of 2015.  The total charge resulting from this plan is expected to be approximately $130 million to $150 million, with total cash payments associated with the plan expected to be in the range of $120 million to $140 million.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release from EMC Corporation dated January 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Zane C. Rowe
Zane C. Rowe
Executive Vice President and Chief Financial Officer

Date:    January 29, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release from EMC Corporation dated January 29, 2015